EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 18, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of G REIT, Inc. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of G REIT, Inc, on Form S-11, as amended, (No. 333-76498, declared effective July 22, 2002).

/s/    GRANT THORNTON LLP

Irvine, California

March 18, 2003